UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 5, 2009

The Williams Companies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 5, 2009, The Williams Companies, Inc. (the "Company") completed a $600 million private offering of senior notes due 2020 (the "Notes") to certain institutional investors in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The Notes were priced with an 8.75 percent coupon and at 99.159 percent to par, with a yield to investors of 8.875 percent. The Company intends to use the net proceeds from the offering for general corporate purposes, including enhancing the company's liquidity position and the funding of capital expenditures. A copy of the Company’s press release announcing the same is attached as Exhibit 99.1.

The Notes were issued pursuant to an Indenture, dated as of March 5, 2009, between The Bank of New York Mellon Trust Company, N.A., as trustee, and the Company. The Notes are the Company’s unsecured obligations ranking equally with the Company’s other existing and future senior unsecured indebtedness. A copy of the Indenture is filed as Exhibit 4.1 to this report, and the description of the terms of the Indenture in this Item 1.01 is qualified in its entirety by reference to such exhibit.

The Notes bear interest at a rate of 8.75% per annum. The Company will pay interest on the Notes on January 15 and July 15 of each year, commencing on July 15, 2009. The Notes will mature on January 15, 2020. The Company may redeem some or all of the Notes at any time at the redemption prices described in the Indenture. The Indenture contains covenants that, among other things, restrict the Company’s ability to grant liens on its assets and merge, consolidate or transfer or lease all or substantially all of its assets, subject to certain qualifications and exceptions.

The holders of the Notes are entitled to the benefits of a Registration Rights Agreement (the "Registration Rights Agreement") dated as of March 5, 2009, between the Company and Citigroup Global Markets Inc., acting on behalf of itself and the several initial purchasers listed on Schedule I thereto. Under the Registration Rights Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission for an offer to exchange the Notes for new issues of substantially identical notes registered under the Securities Act on or before 180 days after March 5, 2009, and to use its commercially reasonable efforts to cause the registration statements to be declared effective on or prior to 270 days after March 5, 2009. The Company also may be required to file a shelf registration statement to cover resales of the Notes under certain circumstances. If the Company fails to satisfy certain of its obligations under the Registration Rights Agreement, it may be required to pay additional interest on the Notes. A copy of the Registration Rights Agreement is filed as Exhibit 10.1 to this report, and the description of the terms of the Registration Rights Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.

(a) None

(b) None

(c) None

(d) Exhibits

Exhibit 4.1 Indenture dated as of March 5, 2009 between The Williams Companies, Inc. and The Bank of New York Mellon Trust Company, N.A.

Exhibit 10.1 Registration Rights Agreement dated as of March 5, 2009, between The Williams Companies, Inc. and Citigroup Global Markets Inc., on behalf of themselves and the Initial Purchasers listed on Schedule I thereto.

Exhibit 99.1 Press release dated March 5, 2009 publicly announcing that the Company completed the $600 million private offering of senior notes due 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Williams Companies, Inc.

March 11, 2009	By:	/s/ La Fleur C. Browne

Name: La Fleur C. Browne
Title: Corporate Secretary

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Exhibit Index

Exhibit No.	Description

4.1	Indenture dated as of March 5, 2009 between The Williams Companies, Inc. and The Bank of New York Mellon Trust Company, N.A.
10.1	Registration Rights Agreement dated as of March 5, 2009, between The Williams Companies, Inc. and Citigroup Global Markets Inc., on behalf of themselves and the Initial Purchasers listed on Schedule I thereto.
99.1	Press release dated March 5, 2009 publicly announcing that the Company completed the $600 million private offering of senior notes due 2020.